UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2006
COOPER TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)
Commission File No. 1-4329

DELAWARE	34-4297750
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
701 Lima Avenue, Findlay, Ohio 45840
(Address of principal executive offices)
(Zip code)
(419) 423-1321
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES

Item 7.01. Regulation FD Disclosure.
     On October 31, 2006, Mr. Byron O. Pond, Chief Executive Officer of Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), made the following slideshow presentation at the Gabelli Automotive Aftermarket Symposium.

Forward-Looking Statements
This presentation contains what the Company believes are “forward-looking statements”, as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding projections, expectations or matters that the Company anticipates may happen with respect to the future performance of the industries in which the Company operates, the economies of the United States and other countries, or the performance of the Company itself, which involve uncertainty and risk.
Such “forward-looking statements” are generally, though not always, preceded by words such as “anticipates”, “expects”, “believes”, “projects”, “intends”, “plans”, “estimates”, and similar terms that connote a view to the future and are not merely recitations of historical fact. Such statements are made solely on the basis of the Company’s current views and perceptions of future events, and there can be no assurance that such statements will prove to be true.
It is possible that actual results may differ materially from those projections or expectations due to a variety of factors, including but not limited to:
•	changes in economic and business conditions in the world, especially the continuation of global tensions and risks of further terrorist incidents that currently exist;

•	increased competitive activity, including the inability to obtain and maintain price increases to offset higher production or material costs;

•	the failure to achieve expected sales levels;

•	consolidation among the Company’s competitors and customers;

•	technology advancements;

•	fluctuations in raw material and energy prices, including those of steel, crude petroleum and natural gas and the unavailability of such raw materials or energy sources;

•	changes in interest and foreign exchange rates;

•	increases in pension expense resulting from investment performance of the Company’s pension plan assets and changes in discount rate, salary increase rate, and expected return on plan assets assumptions;

•	government regulatory initiatives, including the proposed and final regulations under the TREAD Act;

•	changes in the Company’s customer relationships, including loss of particular business for competitive or other reasons;

•	the impact of labor problems, including a strike brought against the Company;

•	litigation brought against the Company;

•	an adverse change in the Company’s credit ratings, which could increase its borrowing costs and/or hamper its access to the credit markets;

•	the inability of the Company to execute the cost reduction/Asian strategies outlined for the coming year;

•	the failure of the Company’s suppliers to timely deliver products in accordance with contract specifications;

•	the impact of reductions in the insurance program covering the principal risks to the Company, and other unanticipated events and conditions; and

•	the failure of the Company to achieve the full cost reduction and profit improvement targets as set forth in a presentation made by senior management and filed on Form 8-K on September 7, 2006.
It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.
Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected.
The Company makes no commitment to update any forward-looking statement included herein or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.
Further information covering issues that could materially affect financial performance is contained in the Company’s periodic filings with the U.S. Securities and Exchange Commission (“SEC”).

Gabelli Automotive Aftermarket Symposium October 31, 2006

Good afternoon. It is a pleasure to be at the Gabelli Conference and have an opportunity to update you on the progress we are making at Cooper Tire & Rubber Company.
Byron Pond, Chief Executive Officer

Since our presentation contains information that could be considered “Forward-Looking Statements” as defined by the SEC, and, since future results may differ materially from our current projections, I encourage you to read our SEC filings for more information about our company and its risk factors.
Safe Harbor Statement This presentation contains forward-looking statements related to future financial results and business operations for Cooper Tire & Rubber Company. Actual results may differ materially from current management forecasts and projections as a result of factors over which the company has no control. Information on these risk factors and additional information on forward-looking statements are included in the Company's reports on file with the Securities and Exchange Commission and are set forth in the printed copies of this presentation.

As many of you know, we had a management change at Cooper on August 3rd; and after being a Company director for eight years, I became the interim CEO. Since that date, the Board has been searching for a permanent CEO and we are currently focused on a short list of candidates. The search is being conducted by Spencer Stuart. It is focused on executives with a background in durable goods or automotive; a strong operating background and preferably some experience with dealer or distributor customer organizations. We are determined to find the right person, so there is no rigid timetable for completing this search.
CEO Search Update Management change on August 3, 2006 Board retained Spencer Stuart to conduct the search Focused on finding the right person Background in durable goods or automotive Strong operating experience Experience with dealer-oriented marketing structure Currently focused on a short list of candidates No rigid timetable for completion

Since August 3rd, we have been moving aggressively to turn around the Company’s performance. Our primary focus has been on North American Tire, which is about 70% of the Company’s revenue. This unit’s performance has not been good over the past three years, so recovery here is our number one priority.
In September, we announced several initiatives to return Cooper to profitability. The three most important are:
First, to bring our total inventory investment down by $100 million dollars between June of 2006 and December of 2007
Second, we want to implement by the end of 2007, $70 million in cost reductions. We expect to do this by concentrating on SG&A spending, waste reduction, quality improvements and shorter cycle times. Our experience with initiatives like these is they generally require low capital investment.
Third, we expect to implement by the end of 2007 $100 million in profit improvement projects through a soft restructuring program called Sunrise. This initiative is exclusively for North American Tire.
Management Objectives Reduce inventory by $100 million dollars Base level of June 30, 2006 Target completion by year end 2007 Implement $70 million in team based cost reductions Target implementation by the end of 2007 Drive consolidated SG&A spending to less than 6% of revenue Waste reduction Quality and cycle time improvements Implement $100 million in profit improvement projects Project Sunrise - a soft restructuring project for N. American Tire Target implementation by the end of 2007

Looking first at inventory reduction. From our June, 2006 base we have reduced inventory by over $40 million dollars. Our target is to have inventory of $406 million by the end of this year for a cumulative reduction of $58 million. To achieve next year’s target, we will limit the scope of our traditional customer loader program called “Fast Start”. An important project to help accomplish this is our plan to flex production levels at our Texarkana plant. This should enable us to meet the seasonal peak demand with less customer loading and greatly reduce our temporary storage cost.
This inventory reduction initiative is not an easy task. We are still rebalancing inventory after this year’s “Fast Start” program and the right mix is required to help us achieve a 6X unit turnover in 2007. Most important, we want to accomplish this goal without the benefit of taking out production days. In 2007 we have only three scheduled down days.
Inventory Reduction Inventory Reduction 6/30/06 (Actual) $464.7 M 9/30/06 (Actual) $424.0 M $40.7 M 12/31/06 (Target) $406.2 M $58.5 M 12/31/07 (Target) $364.7 M $100.0 M Inventory management strategy: Reduce scope of "Fast Start Program" Balance existing inventory to help achieve 6X unit turnover In 2007 only take production down on three planned holidays

Our initiative to implement $70 million in annualized cost reductions by the end of 2007 is gaining momentum. Year-over-Year SG&A spending reductions through the budgeting process is now at $10 million. While we do have the benefit of some manufacturing tailwind in GPMS savings, there have been gains each month. All of these cost initiatives are rolled up monthly in our global profit management reporting system and they do not include any of the Sunrise initiatives, which we will be presenting next.
Cost Reduction Target: Implement $70 million in annualized cost reduction projects by the end of 2007 ($ millions) NAT SG&A spending reduction 2007 10.0 GPMS cost reductions (excluding Sunrise) 24.3 Total targeted cost reductions 34.3

On August 8th, the North American Tire management group was challenged to find $100 million in profit improvement projects. This group formed a team of 25 members, who met for nine straight days, to develop what we have designated as soft restructuring initiatives. They were required to follow the ground rules that you see on this panel and they did an excellent job of putting together initiatives to improve performance in marketing, distribution and manufacturing. As you might expect the “Sunrise” name was their idea.
Project Sunrise $100 million in profit improvement projects following these guidelines: $60 million from sales and marketing $40 million from operations Implement before the end of 2007 Maintain excellence in customer service No plant closures Reduce low end product offering and increase premium mix

Looking first at marketing, one of their most important initiatives is reducing product line complexity by discontinuing redundant specs and SKUs. Culling out these products will reduce manufacturing cost and help reverse some of the cumulative unfavorable variances we have due to product proliferation. Our estimate is that complexity has cost us up to seven margin points in recent years. A new complexity initiative is the consolidation of 1/3 of our product lines by the end of 2009. We believe implementing Sunrise projects will turn complexity reduction into cost elimination and help us regain some of our lost margin.
Sales have already closed on new business that will improve operating income by $4.8 million next year. And, they are rewriting sales policies and programs that will improve profitability by another $35 million.
Finally, we have eliminated a lot of low value added marketing expense. Most significant is brand imaging media spending. While this program improved Cooper’s brand recognition, it is a very long-term investment that we are replacing with more transaction oriented advertising and promotion.
Marketing Initiatives Complexity Reduction 14% reduction in specs and 21% in SKUs Eliminate Mastercraft UHP Eliminate one house brand Consolidate 1/3 of the product lines by 2009 New business: $4.8 million additional O.I. Program adjustments: $35.0 million Advertising and other marketing expense reductions: $15.7 million

In the second quarter of 2007, we will begin the introduction of a new Cooper tire, the CS4 and Touring LSR. This will be Cooper’s best tire ever. This product will perform in the range of Tier 1 tires but be a much better consumer value. CS4 will have the Company’s best warranty and we expect sales to reach 35% of our broadline mix within three years. This product will improve our premium tire margin and net of launch costs produce $2.4 million in operating income next year.
Marketing Initiatives CS4 and Touring LSR new product launch Cooper's best passenger tire ever Tier 1 performance competitive 75,000 mile warranty Improved margin Target mix: 35% of broadline in 3 years Estimated $ 2.4 million in O.I. net of launch cost

Distribution will consolidate all Mastercraft product lines into a single warehouse for an inventory reduction of $11.6 million and lower operating cost of $3.2 million. In addition, improved forecasting, better storage management and the benefit of less complexity will lower distribution cost by $13.5 million. Finally, there is the opportunity to consolidate distribution centers for additional savings of $3.4 million.
Distribution Initiatives Consolidate Mastercraft inventory from four distribution centers into one Inventory reduction: $11.6 million Cost reduction: $3.2 million Complexity reduction, reduced temporary storage and improved forecasting for savings of $13.5 million Consolidate distribution centers Close two, open one Eliminates unused capacity Lower wage rates Savings: $3.4 million

Manufacturing will receive considerable benefit from Sunrise. As you can see, we have about 5.5 million units of excess capacity in North America. And, with a market growth rate of 2-3%, it isn’t enough to absorb new production coming from our Cooper-Kenda joint venture in China. Cooper-Kenda production will ramp up from about a million units next year to about 6.5 million in 2009. Most of the production will be entry level tires for North America where we are under considerable margin compression.
Manufacturing Background Production Capacity: 42 million tires Based on 24/7 operations of 4 major plants Sales: 39.4 million units Includes 3 million units imported from LLC N. American replacement market growth rate: 2-3% New Cooper-Kenda China JV Eventual first phase capacity of 6.5 million units Planned 2007 production: 1-2 million units Cooper receives 100% of production first five years Producing entry level product

We have pursued a strategy of running our four tire plants at virtually full capacity for the last several years. Our increasing imports from low cost countries and the Cooper-Kenda start up make it impossible for us to continue this practice. Our new strategy is to run three plants full and flex one. Texarkana will be our flex plant and here we will produce slower moving products in small lot sizes. We will also keep additional high volume lines open to help meet seasonal peak demand. This strategy will help reduce the need for customer loading programs and improve order fill.
Manufacturing Background (cont'd) Previous strategy was to run four plants at full capacity New strategy: run three full and flex one Flex the Texarkana plant Eventually reduce capacity by 5.3 million units Design part to run slow moving product efficiently Maintain high volume lines to flex for seasonal demand Run initially at 24/5

We have already started the Texarkana restructuring and it will be completed in eight months. By setting up assembly cells close to curing presses, we will shorten lead time and reduce work in process inventory. At the same time, we will be eliminating labor in green tire and finishing departments by automating processes. This investment will improve Texarkana’s cost and help reduce our order to dock cycle time for slow moving products.
Texarkana will build about 10 million tires this year. But in May of next year our restructuring project will be completed. This will result in a 500 person reduction from our August, 2006 manning levels and production will drop to 8.5 million units. The run rate for Texarkana at the end of next year will be at 6.7 million units.
Texarkana Restructuring Consolidate tire assembly before curing presses Automate green tire stocking and retrieval system Total investment summary Capital $17.0 million Savings $12.3 million Payback 1.4 years

In carrying out this strategy we will also invest in the three plants we expect to run 24/7. In these plants we will focus on reducing complexity and producing the right product in the right plant. Through automation and outsourcing our objective will be to have these plants perform as they did before we experienced the explosion in specs and SKUs. The capital investment of $19.8 million should have a payback of 2 years. The remaining $11.9 million in savings will come from pure labor redundancy and process improvements.
General Initiatives Prepare remaining plants to run at full capacity Automate labor-intense operations in Albany, Findlay and Tupelo Outsource maintenance Additional manning reductions -Capital $19.8 million -Savings $10.1 million -Payback 2.0 years Off-take increases: $12.8 million Other initiatives savings: $11.9 million

Finally, here is the Sunrise scorecard to date. We have identified projects that have an estimated value of over $125 million. Most important, we have implemented initiatives with staggered start dates that have an annualized value of $34.9 million. Because of the costs associated with the start up of many of these projects, we will only realize about $42 million of operating income from Sunrise in 2007. However, our profit improvement run rate at year end is expected to be $100 million. Right now, we are forecasting Sunrise to be cash positive by $30 million next year, so we will be getting some working capital benefit.
Sunrise Scorecard Savings Value Target Implemented Sales & Marketing $57.9 $31.1 Distribution 20.2 N/A Manufacturing 47.1 3.8 Total $125.2 $34.9

As you know, we are starting to develop a presence in China. Our objective is to use low-cost product from China to increase our margin in North America. In addition we will also be increasing penetration in the local market through Cooper Chengshan.
We have a 50/50 joint venture with Kenda Tire Company of Taiwan to construct a new plant, which will start producing tires for export in January. All of the production from this JV will be available to Cooper for the next five years. We will use this product in North America and Europe to improve margin on entry level tires.
Cooper Chengshan Passenger Tire Co. and Cooper Chengshan Tire Company, located in Rongchen City in Northeastern China, are joint ventures in each of which we have a 51% stake. For convenience, we refer to them jointly as Cooper Chengshan. Chengshan is one of the top ten tire producers in China, where they have over 300 tire manufacturing companies. This month we are introducing the Cooper brand of light vehicle tires into the local market using the Chengshan distribution network. We think we are well positioned to grow with, or even slightly faster than the total market in China.
China Cooper-Kenda 50/50 joint venture with Kenda Greenfield plant First phase capacity of 6.5 million units Planned 2007 production: 1-2 million units Cooper receives 100% of production first five years Producing entry level product On track to begin production in January 2007 Cooper Chengshan Passenger Tire Company and Cooper Chengshan Tire Company Cooper has 51% controlling stake in each Operations are performing to expectations Expanding production to meet increasing demand

One of the biggest challenges in the tire industry recently has been the relentless increase in raw material prices. As you can see in this cost index chart, the increase has been staggering.
Recently, we have been seeing some softening in natural rubber prices and petroleum based materials used in our production. It appears that the third quarter will be the peak in our raw material index and we should see improvement in Q4 and Q1 of next year. Since we are on LIFO, lower material prices should quickly translate into improved margin.
Raw Materials 1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 est. 89.6 91.3 95.2 96.5 98.8 104.2 101.3 108 110.5 112.7 117.4 121 129.8 137.4 139.1 147 150.5 155.5 165.4 162.4 Base 100 = January 2001

Pricing in the tire industry has remained fairly rational over the past couple of quarters. This is in spite of weak consumer demand and high manufacturing inventories. Our latest price increase was implemented on October 1 and previously we increased prices by 3% in July. So far, prices appear to be holding and they are enabling us to recover about 90% of the increased raw material costs incurred this year.
Pricing Latest price increase implemented October 1 (1- 5%) Pricing for the industry overall appears to be fairly rational All major manufacturers are raising prices to offset increasing costs Pricing is also holding in the face of lower consumer demand and high manufacturer inventories

We expect capital spending to be about $200 million for the full year. In Asia, we plan spending of $88 million, which includes investments in the new Cooper-Kenda plant and some added capacity for Cooper Chengshan. Since these are joint venture companies, Cooper will be responsible for about 50% of the investment.
While we have not yet completed our capital plan for 2007, we expect to spend less than depreciation in North America and Europe. However, there will be some expansion spending in both of our Asian plants.
CAPEX Current expectations for 2006 North America and Europe: $112 million Asian joint ventures $ 88 million 2007 Initial Submissions Below depreciation in North America and Europe Less than depreciation except for proposed expansions in Asia

What about liquidity?
We currently have a $175 million revolving credit facility, which expires in August 2008. It is used to support letters of credit and short-term borrowings.
In August, we executed an accounts receivable securitization program for an additional $175 million. This facility has an initial term of three years and it contains renewal options.
Both facilities were undrawn at September 30, 2006.
A possible future consideration could be to enter into an asset backed credit agreement secured by unpledged receivables, inventory and possibly some fixed assets. However, no commitments have been made at this time.
As you probably know, we have a $107 million investment in Kumho that we could monetize in February, 2008. Finally, as a reference point, we do have a senior note payment of $192 million due in December, 2009.
Primary Credit Lines (millions) Revolver: Expires 8-08 $175 $0 Accounts Receivable Securitization: Exp. 8-09 175 0 Total $350 $0 Future Consideration: Possible asset backed loan primarily inventory, limited fixed assets and unpledged receivables $175 - $250 million to replace the revolver if needed Maximum Drawn 9/30/06

In conclusion, we are working hard to turn Cooper around and achieve more acceptable levels of profitability. We have been doing this in a weak U.S market with unit volume down about 4.6% through September. But, things have been improving in recent months and most people feel the replacement market should be up over 2% next year. Fortunately, our market share has been holding, to slightly improving, and this should give us some momentum going into the New Year.
The ramp up of our new plant in China will start to improve our overall cost structure in North America. And, we are confident we can continue to count on Chengshan to grow profitably in their home market.
Our liquidity is sufficient to get us through the implementation of the initiatives we have talked about today and we would expect to begin generating sufficient cash to sustain our growth in 2008.
Thank you for your time and I will take questions.
Gabelli Automotive Aftermarket Symposium October 31, 2006

          The information contained in this Current Report on Form 8-K, including the information above, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

	By:	/s/ James E. Kline

	Name:	James E. Kline
	Title:	Vice President, General Counsel and Secretary
Date: October 31, 2006